EXHIBIT 99.1


                                SEACOR SMIT Inc.
                           1370 Avenue of the Americas
                                   25th Floor
                            New York, New York 10019


                                                               February 26, 1998


SMIT Internationale N.V.
Zalmstraat 1
3016 DS Rotterdam
The Netherlands

Dear Sirs:

         Reference is made to that Asset Purchase Agreement, dated as of December 19, 1996 (the "Purchase Agreement"), by and among SEACOR SMIT Inc. (formerly, SEACOR HOLDINGS, Inc.) ("SEACOR"), the subsidiaries of SEACOR listed on Exhibit A thereto (together with SEACOR, the "Purchasers"), SMIT Internationale N.V., a corporation organized under the laws of The Netherlands ("SMIT"), and the subsidiaries of SMIT listed on Exhibit B thereto (together with SMIT, the "Sellers"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         This letter sets forth our mutual understanding and agreement as follows:

         1. SEACOR agrees to purchase from SMIT International Overseas B.V. ("SMIT International"), and SMIT agrees to cause SMIT International to sell, transfer and assign to SEACOR, 712,000 shares of SEACOR Common Stock (the "Shares") for a total purchase price (the "Share Purchase Price") of US$37,024,000. SEACOR agrees to pay the Share Purchase Price to SMIT International on or before March 3, 1998 by wire transfer of immediately available funds to such account as shall be specified in writing by SMIT to SEACOR against delivery by SMIT International to SEACOR of certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and otherwise in proper form for transfer. SMIT represents that SMIT International is the lawful record and beneficial owner of the Shares, free and clear of all encumbrances, security agreements, security interests, pledges, liens, claims restrictions, charges, options, purchase rights or voting trusts or other rights.

         2. SEACOR, on behalf of the Purchasers, and SMIT, on behalf of the Sellers, hereby agree that the provisions of Section 8.1 of the Purchase Agreement, relating to non-competition, are hereby amended to provide that such provisions shall remain in full force and effect through and including December 19, 2001.

         3. SEACOR and SMIT agree that the Salvage and Maritime Contracting Agreement shall remain in full force and effect through and including December 19, 2001.

         4. SEACOR, on behalf of the Purchasers, and SMIT, on behalf of the Sellers, agree that, notwithstanding anything to the contrary contained in the Purchase Agreement, the Additional Purchase Price shall consist of the sum of
(i) US$20,880,000, which shall be paid by SEACOR to SMIT on or before March 3, 1998 by wire transfer of immediately available funds to such account as shall be specified in writing by SMIT to SEACOR and (ii) US$23,200,000, which shall be paid by the issuance by the Purchasers on January 1, 1999 of Additional Purchase Price Notes, in the manner provided in Section 3.7(c)(ii) of the Purchase Agreement and subject to the provisos contained in such Section, provided that, for purposes thereof, the "Agreed Rate" shall be equal to the comparable five-year U.S. Treasury Note rate as at January 1, 1999 plus 90 basis points.

         5. SMIT agrees to purchase from SEACOR, and SEACOR agrees to sell, transfer and assign to SMIT, all right, title and interest in and to the accounts receivable identified on Schedule 1 hereto (the "Accounts Receivable") for a purchase price in U.S. dollars equal to 90% of the aggregate face value of the Accounts Receivable. The amount of such purchase price may be paid by set-off and reduction of the amount payable by SEACOR to SMIT on or before March 3, 1998 pursuant to Paragraph 4 above.

         This letter constitutes an amendment to the Purchase Agreement and for purposes of Article 7 of the Purchase Agreement shall be deemed to be a "Related Document".

         Please sign this letter in the space provided below to confirm the mutual understandings and agreements set for herein and return a signed copy to the undersigned.


                                      Very truly yours,

                                      SEACOR SMIT, INC.,
                                        individually and on behalf of all of its
                                       subsidiaries that constitute Purchasers
                                      under the Purchase Agreement or are
                                        bound by the Maritime Contracting and
                                        Salvage Agreement.



                                        By:/s/ Randall Blank
                                           -------------------------------------
                                           Name:  Randall Blank
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



Acknowledged and Agreed:

SMIT INTERNATIONALE N.V.
         individually and on behalf of all of its subsidiaries that constitute Sellers under the Purchase Agreement or that are bound by the Maritime Contracting and Salvage Agreement


By:/s/ A.W. Kienhuis
   ----------------------------------
   Name:  A.W. Kienhuis
   Title: Vice-President




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                                   SCHEDULE 1



                               Accounts Receivable
                               -------------------

             SMIT LLOYD MALAYSIA - SCHEDULE OF OUTSTANDING INVOICES

INVOICE              DESCRIPTION                                 AMOUNT USD

SG/047/7-0077        Smit Lloyd 114 - charter-hire - March 97    160 308,75

SG/045/7-0083        Smit Lloyd 118 - charter-hire - March 97    160 308,75

SG/045/7-0095C       SL 25 - consumables credit                  -24 397,84

SG/047/7-0109        Smit Lloyd 114 - charter-hire - April 97    155 137,50

SG/045/7-0112        Smit Lloyd 118 - charter-hire - April 97    155 137,50

SG/045/7-0156        Smit Lloyd 118 - charter-hire - May 97      131 866,88

SG/047/7-0158        Smit Lloyd 114 - charter-hire - May 97      131 920,74

SG/047/7-0159        Smit Lloyd 114 - demobe fee                 7 500,00

SG/045/7-0163        Smit Lloyd 118 - demobe fee                 7 500,00

SG/045/7-0208C       Smit LLoyd 118 - offhire fuel credit        -32 533,48

SG/047/7-0209C       Smit Lloyd 114 - offhire fuel credit        -32 803,69

                                                                 818 945,11

r/r 24/2/98




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